PROVIDIAN FINANCIAL CORPORATION



                           DEFERRED COMPENSATION PLAN
                       FOR SENIOR EXECUTIVES AND DIRECTORS




                 As Amended and Restated Effective April 1, 1999


1.       Purpose...............................................................1

2.       Definitions...........................................................1

3.       Participation in the Plan.............................................5

4.       Deferred Compensation Elections.......................................5

5.       Deferred Compensation Accounts........................................7

6.       Payment of Plan Benefits.............................................11

7.       Administration.......................................................14

8.       Beneficiary Designation..............................................14

9.       Claims, Inquiries and Appeals........................................15

10.      Miscellaneous........................................................16


                        PROVIDIAN FINANCIAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                       FOR SENIOR EXECUTIVES AND DIRECTORS

                 As Amended and Restated Effective April 1, 1999

1.       Purpose

     The purpose of the Deferred Compensation Plan for Senior Executives and Directors (the "Plan") is to provide retirement, long-term savings, death or termination of service benefits to Senior Executives (as hereinafter defined) and Non-Employee Directors (as hereinafter defined) of Providian Financial Corporation and its affiliates. The Plan succeeds the Providian Bancorp, Inc. Deferred Compensation Plan (formerly known as the First Deposit Corporation
Deferred Compensation Plan), which was originally adopted effective January 1, 1991 (the "Predecessor Plan"), as to those Participants who were participating in the Predecessor Plan immediately prior to the Effective Date (as hereafter defined).

2.       Definitions

     2.1 "Active Service" means employment by the Company, service as a member of the Board (a "Director") or service as a paid consultant to the Company immediately following a period of employment or service as a Director (a "Consultant"), provided that amounts paid for services as a Consultant shall not be included as Compensation for purposes of the Plan. Active Service shall not be considered to have ceased as long as a Participant continues to serve the Company in any of the capacities described above, without interruption, notwithstanding a change in the capacity of such service and without regard to whether or not the Participant continues to be eligible to elect Deferred Compensation hereunder.

     2.2  "Beneficiary"   means  the  person  or  persons  so  designated  by  a
Participant in accordance with Section 8 hereof.

     2.3 "Board" shall mean the Board of Directors of Providian Financial Corporation.

     2.4 "Board Cycle" shall mean the period beginning on June 1 of each year and ending on May 31 of the following year, provided that the initial Board Cycle shall commence on the Effective Date and end on May 31, 1998.

     2.5 "Cash Account" means a Deferred Compensation Account (or subaccount) pursuant to which a Participant's Deferred Compensation shall be credited with interest as provided in Section 5.4 hereof.

     2.6 "Change in Control" shall mean the occurrence of any of the following after the Effective Date:

          (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that beneficial ownership by any of the following shall not constitute a Change of Control: (x) the Company or any of its subsidiaries, (y) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

          (b) Individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) A reorganization, merger or consolidation, with respect to which, in each case, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding share of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

          (d) (i) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding share of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially, all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

     2.7 "Committee" means the Human Resources Committee of the Board.

     2.8 "Company" means Providian Financial Corporation and its affiliate corporations who participate in the Plan.

     2.9 "Compensation" means, in the case of a Senior Executive, the Salary and Incentive Award payable to the Senior Executive by the Company, and, in the case of a Non-Employee Director, the Retainer paid to the Non-Employee Director by the Company in connection with his or her service as a Director of Providian Financial Corporation. Compensation also shall include such other amounts of wages, earnings or benefits to which a Participant may be entitled to receive from the Company that the Committee, in accordance with Section 4.4, permits to be deferred by such Participant under the Plan, including (without limitation) incentive pay, bonuses, commissions, stock awards or gains attributable to the appreciation of stock awards (including options), non-recurring payments and similar items.

     2.10 "Deferred Compensation" means the amount of Compensation that a Participant defers pursuant to his or her Election and that the Participant and the Company mutually agree shall be deferred in accordance with the Plan.

     2.11 "Deferred Compensation Account" means either a Cash Account or a Phantom Stock Unit Account (or any subaccounts thereof) maintained by the
Company on its books for a Participant and to which shall be credited the Participant's Deferred Compensation, together with interest or other gains or losses determined under Section 5, and which shall be reduced by any distributions made to a Participant. The Company, at the discretion of the Committee, may establish such other Deferred Compensation Accounts (or subaccounts) or discontinue any Deferred Compensation Accounts (or subaccounts) as it determines to be appropriate from time to time.

     2.12 "Effective Date" means June 11, 1997.

     2.13 "Election" means the election of a Participant to defer Compensation, which shall be made on such form or forms as the Company may prescribe from time to time.

     2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.15 "Fiscal Year" means the fiscal year of the Company, which currently is the calendar year.

     2.16 "Incentive Plan" means the Providian Financial Corporation Management Incentive Plan.

     2.17 "Incentive Award" means a cash amount payable pursuant to the Incentive Plan upon the achievement of pre-established performance objectives.

     2.18 "Market Value" means the average of the daily high and low trading prices of a share of Stock on the New York Stock Exchange ("NYSE") on the date upon which such Market Value is to be determined for the purpose of crediting a Participant's Phantom Stock Unit Account or making a distribution to a Participant therefrom.

     2.19 "Non-Employee Director" means a member of the Board who is not currently an employee or officer of the Company.

     2.20 "Participant" means any Senior Executive selected by the Committee to participate in the Plan and each Non-Employee Director.

     2.21 "Phantom Stock Unit Account" means a Deferred Compensation Account (or subaccount) pursuant to which a Participant's Deferred Compensation shall be treated as if it had been used to purchase shares of Stock of the Company on the date on which the Participant's Deferred Compensation is credited to the Participant's Deferred Compensation Account.

     2.22 "Plan" means this Deferred Compensation Plan for Senior Executives and Directors.

     2.23 "Plan Year" means the calendar year.

     2.24 "Retainer" means the annual fees paid to a Non-Employee Director for his or her service as a Director, which shall include any fees paid for service on a committee of the Board or as chair thereof and meeting attendance fees (if any), but shall exclude expense reimbursements and any remuneration or other payments paid to the Non-Employee Director for services or otherwise in any capacity other than as a Non-Employee Director.

     2.25 "Retirement Age" means attainment by a Participant of the first to occur of (i) normal retirement age specified in the Company's retirement plan,
(ii) age sixty-five (65), or (iii) age fifty-five (55) (or older) having completed at least ten (10) years of Active Service.

     2.26 "Salary" means the base salary of a Participant who is a Senior Executive.

     2.27 "Senior Executive" means an officer or other key employee who is a top-level executive of the Company, as determined by the Committee.

     2.28 "Stock" shall mean common stock, par value $.01 per share, of the Company.

     2.29 "Unforeseeable Hardship" means severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue
Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3.       Participation in the Plan

     3.1 Eligibility for participation in the Plan shall be limited to (1) Senior Executives who are members of a select group of management or highly compensated employees of the Company, within the meaning of Section 401(a)(1) of ERISA, and (2) Non-Employee Directors.

     3.2 The total number of Senior Executives selected to participate in the Plan shall be determined by the Committee.

4.       Deferred Compensation Elections

     4.1 Deferrals of Salary.

          (a) A Senior  Executive who makes an Election in accordance  with this
     Section 4.1 may elect to defer receipt of up to seventy-five percent (75%) of his or her Salary or such lesser amount determined by the Company from time to time and communicated to Senior Executives. The Company may establish a reasonable minimum as to the amount of Salary that may be deferred hereunder and may also require that deferrals be made in specified dollar or percentage increments, which shall be communicated to Senior Executives from time to time. The amount of Salary deferred also shall be subject to the provisions of Section 4.6.

          (b) Each Senior Executive who immediately prior to the Effective Date has an election in effect with respect to the deferral of Salary under the Predecessor Plan (a "Predecessor Election") shall automatically begin to participate in the Plan on the Effective Date and shall be deemed to have made an Election under the Plan to defer the amount of Salary specified in the Predecessor Election. Each other Senior Executive who is eligible to participate on the Effective Date may begin to participate in the Plan as of July 1, 1997, with respect to Salary for services performed on and after that date, provided that such Senior Executive completes and returns to the Company within 30 days after the Effective Date an executed Election to defer a portion of such Salary in accordance with the Plan. Each Senior Executive who first becomes eligible after the Effective Date may begin deferring Salary under the Plan with respect to services performed on and after the first day of the month next following the date such Senior Executive completes and returns an executed Election to the Company, provided that such Election is made within 30 days after the date that the Senior Executive is notified of his or her eligibility to participate in the Plan.

          (c) A Senior  Executive  who has not made an Election as  described in
     Section 4.1(b) may begin deferring Salary with respect to services performed on and after the beginning of any Plan Year by completing and returning an executed Election to the Company prior to the beginning of such Plan Year (or such earlier date established by the Company and announced to the Senior Executive).

          (d) After the beginning of a Plan Year, a Senior Executive's Election shall be irrevocable with respect to Salary payable for such Plan Year. An Election to defer Salary shall continue in effect for each subsequent Plan Year until changed or revoked by the Senior Executive, as provided in this
     Section 4.1(d), unless otherwise determined by the Company and announced to the Senior Executive. A Senior Executive may change the amount of his or her Salary to be deferred or may cease deferring Salary, by completing a new Election or revoking his or her Election, provided that the new Election or the revocation shall become effective as of the beginning of the next Plan Year. A Senior Executive who previously has revoked an Election to defer all or a part of his or her Salary may again elect to defer Salary under the terms of the Plan by completing and returning an executed Election to the Company prior to the beginning of the Plan Year (or such earlier date established by the Company and announced to the Senior Executive) to which such Election applies.

     4.2 Deferral of Retainer.

          (a) Prior to the beginning of each Board Cycle, each Non-Employee Director may elect to defer from twenty-five percent (25%) to one hundred percent (100%) of the cash portion of his or her Retainer payable with respect to such Board Cycle. The amount of Retainer deferred shall be an increment of five percent (5%) and shall be subject to the provisions of
     Section 4.6. In order to defer all or part of his or her Retainer, a Non-Employee Director must complete and return an executed Election to the Company prior to the time announced by the Company, which in any event shall be prior to the beginning of the Board Cycle to which such Election relates.

          (b) A Non-Employee Director's Election to defer a portion of his or her Retainer for a Board Cycle shall apply only for such Board Cycle and shall be irrevocable. In order to defer a portion of his or her Retainer for a subsequent Board Cycle, a Non-Employee Director must make a new Election in accordance with Section 4.2(a).

          (c) At the time of making an election under Section 4.2(a), a Non-Employee Director also may elect to have an amount of such Deferred Compensation credited as Nonrestricted Units (as defined in Section 5.5) to a Phantom Stock Unit Account as provided in Section 5.9. The Company shall credit matching Restricted Units (as defined in Section 5.5) to the Phantom Stock Unit Account of each Non-Employee Director who makes such an election, pursuant to Section 5.9.

     4.3 Deferral of Incentive Awards.

          (a) Prior to the beginning of each Fiscal Year, each Participant who is a Senior Executive may elect to defer from twenty-five percent (25%) to one hundred percent (100%) of the cash portion of his or her Incentive Award payable with respect to such Fiscal Year pursuant to the terms of the Incentive Plan. The amount of Incentive Award deferred shall be an increment of five percent (5%) and shall be subject to the provisions of
     Section 4.6. In order to defer all or part of the cash portion of his or her Incentive Award, a Senior Executive must complete and return an executed Election to the Company prior to the time announced by the Company, which in any event shall be prior to the beginning of the Fiscal Year to which such Election relates.

          (b) A Senior Executive's Election to defer a portion of his or her Incentive Award for a Fiscal Year shall apply only for such Fiscal Year and shall be irrevocable. In order to defer a portion of his or her Incentive Award for a subsequent Fiscal Year, a Senior Executive must make a new Election in accordance with Section 4.3(a).

     4.4 Deferral of Other Compensation Amounts.

          (a) From time to time, as determined by the Committee in its sole discretion, a Participant may be permitted to defer receipt of other amounts of Compensation (e.g., gains in stock option value attributable to appreciation of the Company's common stock) and be credited with Deferred Compensation hereunder in lieu of receiving such Compensation. The form and amount or portion of any Deferred Compensation that may be credited under this Section 4.4 shall be established by the Committee and communicated to Participants determined by the Committee to be eligible therefor.

          (b) An Election to defer Compensation under this Section 4.4, shall be made at such time prior to an eligible Participant's receipt or constructive receive thereof as the Committee determines, and such Election, once made, shall be irrevocable. The Committee shall determine the Deferred Compensation Account or Accounts to which Compensation deferred under this Section 4.4 shall be credited and may establish other rules and procedures for the deferral of Compensation under this Section 4.4.

     4.5 The Company may establish rules and procedures, and from time to time modify or change such rules and procedures, governing the manner of Elections of Deferred Compensation under the Plan, as it may determine in its discretion, including (but not limited to) establishing and changing any minimum or maximum amounts of Compensation that may be deferred hereunder.

     4.6 All Deferred Compensation shall be withheld and deducted from the Participant's Salary, Retainer, Incentive Award or other Compensation (as the case may be) without reduction for any income taxes or withholding (except to the extent required by law) and shall be credited to the appropriate Deferred Compensation Accounts for the Participant as provided below. Notwithstanding the foregoing, the Company may reduce the amount credited to a Participant's Deferred Compensation Accounts by any amounts which the Company must pay to satisfy its withholding obligations for employment or other taxes (including
FICA), amounts authorized by a Participant to purchase benefits under other employee benefit plans sponsored by the Company, or any other amounts which the Company is obligated to withhold by law or which the Participant has authorized to be withheld from his or her Compensation.

5.       Deferred Compensation Accounts

     5.1 The Company shall establish one or more Deferred Compensation Accounts (which shall include any subaccounts established under Section 2.11), with respect to Deferred Compensation under the Plan, for each Participant in accordance with the instructions provided by such Participant. The establishment of such Deferred Compensation Accounts constitutes only a method, by bookkeeping entry, of determining the amount of deferred payments to be made under the Plan. The Company shall be under no obligation to acquire or hold any Stock or any other securities or specific assets by reason of the credits made to the Deferred Compensation Accounts hereunder.

     5.2 A Participant's or Beneficiary's rights to receive payments under this Plan are merely those of an unsecured general creditor of the Company. Such rights constitute a mere promise by the Company to make payments to Participants and their Beneficiaries in the future. All amounts under the Plan, including a Participant's Deferred Compensation Accounts, shall remain (until paid to the Participant or Beneficiary) the property of the Company and shall be subject to the claims of the Company's creditors in the event of the Company's financial insolvency. The Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA. The obligation of the Company may, in its sole discretion, be satisfied from any source of funds, including but not limited to payment from a trust or trusts established by the Company which permit such payments to be made therefrom. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Company, whether or not held in connection with the Plan, including but not limited to any assets held in any trust established by the Company in connection with the Plan.

     5.3 Subject to Section 5.7, a Participant's Deferred Compensation shall be credited to a Cash Account or a Phantom Stock Unit Account (or such other
Deferred Compensation Account as may then be in effect), as selected by the Participant, as soon as practicable following the time at which such amounts would have been paid to the Participant in the absence of an Election to defer such amount of Compensation, provided that one-fourth (1/4) of the full amount elected to be deferred from a Non-Employee Director's Retainer for a Board Cycle will be credited to the Deferred Compensation Account or Accounts selected by such Non-Employee Director on the first day of each quarter of the Board Cycle on which Stock is traded on the NYSE, except that no amounts shall be credited for any quarter of the Board Cycle that begins after the Non-Employee Director has ceased service as a Non-Employee Director. For purposes of the Plan, a quarter of a Board Cycle shall be the period of three months commencing each June 1, September 1, December 1 and March 1.

     5.4 Interest on the Cash Account balance shall be calculated and shall either be paid to the Participant or credited to the account at the end of each calendar quarter in accordance with the direction of the Participant given at the time of his or her Election. In the absence of directions from the Participant, interest shall be credited to the Cash Account. Amounts credited to the Cash Account after the first day of a calendar quarter shall be credited with pro rata interest on the basis of the number of days of such quarter during which such amounts were credited. Distributions or withdrawals prior to the end of a calendar quarter shall be credited with interest for the number of days during the quarter for which such amount was credited. The interest rate for the quarter shall be equal to the Prime Rate of Interest reported in the "Money Rates" section of the Wall Street Journal as of the beginning of such quarter, plus two percent (2%).

     5.5 Deferred Compensation or other amounts credited to a Phantom Stock Unit Account shall be converted into a number of phantom stock units of Stock of the Company. Such phantom stock units may be credited subject to certain vesting or forfeiture restrictions established under the Plan or by the Committee ("Restricted Units") or may be fully vested and nonforfeitable ("Nonrestricted Units") when credited. The number of phantom stock units of Stock of the Company to be so credited shall be equal to the Deferred Compensation or other amounts to be credited to the Phantom Stock Unit Account, divided by the Market Value of a share of Stock on the date of the credit. Permitted accretion and adjustments shall be credited and determined as set forth below.

          (a) As of the date when any cash dividend or other cash distribution is payable with respect to the Stock, there shall be credited to the Phantom Stock Unit Account an amount equal to the value which would have been payable with respect to shares of Stock equal in number to the number of phantom stock units then credited to the Phantom Stock Unit Account. Such amount shall then be converted into a number of phantom stock units based upon the amount to be credited divided by the Market Value of a share of Stock on the date of the credit. All phantom stock units credited under this Section 5.5(a) shall be Nonrestricted Units, without regard to whether the phantom stock units from which they are derived are Restricted Units or Nonrestricted Units.

          (b) In the event of any change in the number of shares of outstanding Stock by reason of any stock split, stock dividend, recapitalization, or the like, whereby the outstanding shares of Stock are adjusted, the number of phantom stock units credited to the Phantom Stock Unit Account shall be equitably adjusted to reflect such change. Any adjustments provided in this
     Section 5.5(b) with respect to Nonrestricted Units shall be in the form of Nonrestricted Units. Any adjustments provided in this Section 5.5(b) with respect to Restricted Units shall be in the form of Restricted Units, which shall be subject to the same terms and conditions applicable to the original Restricted Units from which they are derived.

     5.6 The Company may change, discontinue, or add any Deferred Compensation Accounts at any time as determined by the Committee in the Committee's sole discretion. Any Deferred Compensation Account not specifically described above shall be credited with such interest, gains or losses, or other accretions and adjustments, as determined to be appropriate by the Committee in order to simulate the investment performance of such asset, category of assets, fund, index or other investment vehicle selected by the Committee in its discretion to be applicable to such Deferred Compensation Account.

     5.7 Except as specifically provided in the Plan with respect to Non-Employee Directors and notwithstanding Section 5.3, no amounts of Deferred Compensation shall be credited to a Phantom Stock Unit Account for any Participant, and Phantom Stock Unit Accounts shall not be available under the Plan, until such time, if any, as the Committee or the Board in its discretion determines that Phantom Stock Unit Accounts shall be permitted hereunder. With respect to Phantom Stock Unit Accounts currently provided for in the Plan for Non-Employee Directors and any additional Phantom Stock Unit Accounts added to the Plan by the Committee or the Board, such accounts, each Participant's election to have Deferred Compensation credited to such an account, any Account Transfers (as defined in Section 5.8), and any elections as to the time and manner of distributions under the Plan shall be approved by the Committee or the Board and administered in all respects in accordance with the conditions set forth in Rule 16b-3 promulgated under the Exchange Act in order to obtain the maximum available exemption from Section 16(b) of the Exchange Act for transactions involving Phantom Stock Unit Accounts.

     5.8 Subject to Section 5.7, the Committee or the Board may, but is not required to, establish rules and procedures under which Participants may direct that amounts credited to one or more Deferred Compensation Accounts be transferred to other Deferred Compensation Accounts that may be available under the Plan (an "Account Transfer"), provided that the following shall apply:

          (a) Effective as of June 1, 1999, a Non-Employee Director may at any time direct an Account Transfer from his or her Phantom Stock Unit Account of amounts attributable to Nonrestricted Units (including any Corresponding Units (as defined in Section 5.9(b) below), subject to Section 5.9(c)(1)) to his or her Cash Account (or to any other Deferred Compensation Account then available under the Plan). Such direction must be made in writing, be delivered to the person designated by the Committee and indicate the number of Nonrestricted Units to be transferred. As of the first day of the next succeeding quarter of the Board Cycle on which Stock is traded on the NYSE following the Company's receipt of a Non-Employee Director's written direction (the "Transfer Date"), such number of Nonrestricted Units shall be deducted from his or her Phantom Stock Unit Account, and there shall be credited to his or her Cash Account (or other applicable Deferred
     Compensation Account, if any) an amount equal to the Market Value of a share of Stock on the Transfer Date multiplied by the number of phantom stock units to be transferred. No Account Transfers may be made as to any Restricted Units.

          (b) In no event shall a Participant be permitted to direct either (i) an Account Transfer to the Phantom Stock Unit Account within six months after an Account Transfer from such account or (ii) an Account Transfer from the Phantom Stock Unit Account within six months after an Account Transfer to such account.

     5.9 Effective with the Board Cycle commencing June 1, 1999:

          (a) A Non-Employee Director may elect, in accordance with Section 4.2(c), to have from twenty-five percent (25%) to one hundred percent (100%) of his or her Deferred Compensation for a Board Cycle credited to a Phantom Stock Unit Account, provided that such Non-Employee Director has not elected to receive any portion of his or her Retainer for such Board Cycle in the form of Nonrestricted Stock under the Providian Financial Corporation Stock Ownership Plan. Subject to the foregoing, the amount of Deferred Compensation that may be credited to a Phantom Stock Unit Account shall be an increment of five percent (5%) of a Non-Employee Director's Deferred Compensation for a Board cycle. On each quarterly date on which Deferred Compensation is credited pursuant to Section 5.3, one-fourth (1/4) of the amount of Deferred Compensation elected to be credited to his or her Phantom Stock Unit Account for the Board Cycle shall be credited as Nonrestricted Units. The balance of Deferred Compensation credited on such date under Section 5.3, if any, shall be credited to one or more of the Non-Employee Director's other Deferred Compensation Accounts in accordance with his or her selection and the terms of the Plan.

          (b) Each Non-Employee Director receiving a credit of Nonrestricted Units hereunder also shall be credited, by the Company, on the date of credit of the Nonrestricted Units, a number of matching Restricted Units determined by dividing one-sixteenth (1/16) of the Non-Employee Director's annual Retainer for the full Board Cycle with respect to which Nonrestricted Units are credited by the Market Value of a share of Stock on the date of credit. Restricted Units credited hereunder and an equal number of Nonrestricted Units credited on the same date ("Corresponding Units") shall be subject to the terms and conditions set forth in Section 5.9(c) until the end of the specified restricted period ("Restricted Period") applicable to such Restricted Units. Restricted Units not previously forfeited shall vest and become nonforfeitable at the end of the applicable Restricted Period and shall thereafter be Nonrestricted Units.

          (c) The "Vesting Commencement Date" for Restricted Units shall be the first day of the Board Cycle to which a Non-Employee Director's election to have Deferred Compensation credited to his or her Phantom Stock Unit Account applies. The Restricted Period for fifty percent (50%) of the Restricted Units credited to a Non-Employee Director's Phantom Stock Unit Account on a date of credit shall be three (3) years from the Vesting Commencement Date for such Restricted Units. The Restricted Period for the remaining fifty percent (50%) of the Restricted Units credited on such date shall be six (6) years from the Vesting Commencement Date. Notwithstanding the foregoing, in the event of a Change in Control, the Restricted Period as to all Restricted Units shall terminate, and any phantom stock units which are then Restricted Units shall immediately become Nonrestricted Units. During the applicable Restricted Period, the following terms and conditions shall apply:

               (1) If a Non-Employee Director directs that an Account Transfer be made of any Corresponding Units from his or her Phantom Stock Unit Account to another Deferred Compensation Account, then an equal number of matching Restricted Units credited at the same time as such Corresponding Units were credited shall be forfeited, and all rights of the Non-Employee Director to receive any benefits under the Plan attributable to such forfeited Restricted Units shall terminate. For this purpose, Account Transfers from the Non-Employee Director's Phantom Stock Unit Account shall be deemed to be made first from Nonrestricted Units that are not Corresponding Units, if any, and an Account Transfer will be made as to Corresponding Units only if and when the remaining Nonrestricted Units in his or her Phantom Stock Unit Account are all Corresponding Units.

               (2) If a Non-Employee Director is removed from the Board for cause (as determined by the disinterested members of the Board), any phantom stock units credited to such Non-Employee Director which are still Restricted Units shall be forfeited and all rights of the Participant to receive any benefits under the Plan attributable to such forfeited Restricted Units shall terminate. If a Non-Employee Director ceases to be a director for any reason other than for cause (as determined by the disinterested members of the Board), then the Restricted Period shall terminate as to all remaining Restricted Units, and any phantom stock units which are then Restricted Units shall immediately become Nonrestricted Units.

6.       Payment of Plan Benefits

     6.1 Distribution Elections. Subject in all respects to Section 5.7, the following shall apply:

          (a) At the time of each Election, pursuant to Section 4.2, Section 4.3 or Section 4.4, to defer receipt of a portion of his or her Retainer, Incentive Award or other form of Compensation for the succeeding Board Cycle, Fiscal Year or other applicable period (as the case may be), a Participant also may make an election, on such form as the Company may prescribe, as to the time and manner of payment of the portion of his or her Deferred Compensation Accounts attributable to the amount of Deferred Compensation specified in such Election.

          (b) A Participant also may elect the time and manner for the payment of the portion of his or her Deferred Compensation Accounts attributable to Salary deferred under the Plan. Such a payment election shall be made on such form and at such time or times as the Company may prescribe. Only one payment election under this Section 6.1(b) shall be in effect at any one time, and such election shall apply to all amounts in a Participant's Deferred Compensation Accounts attributable to deferrals of Salary.

          (c) The permitted payment methods which a Participant may elect shall be a lump sum or substantially equal installments payable over three, five or ten years, paid or commencing at the time specified in the Participant's payment election or, if earlier, following the Participant's termination of Active Service. Subject to Sections 6.2(a) and 6.3 below, distributions of applicable amounts determined under Section 6.2(c) shall be made from a Participant's Deferred Compensation Accounts in accordance with each payment election of the Participant hereunder.

          (d) A Participant may change his or her payment election in accordance with procedures determined by the Company, provided that any changed election shall not be effective unless the Participant continues in Active Service for a period of thirteen (13) months following the time of such election and shall only apply after the end of such thirteen-month period. If a Participant ceases Active Service prior to the end of the thirteen months, then distributions shall be made in accordance with the Participant's prior outstanding elections in effect.

          (e) Subject to Section 5.7, no elections under this Section 6.1 may be made or changed as to distributions from a Participant's Phantom Stock Unit Account (if any), unless the Committee or the Board has approved in advance such election or change of election in a manner that satisfies the requirements for exemption of Phantom Stock Unit Account transactions under Rule 16b-3 of the Exchange Act.

     6.2 Retirement or Disability.

          (a) If a Participant's Active Service with the Company ceases after Retirement Age or by reason of long-term disability recognized as such by the Company ("Disability"), the amounts then credited to a Participant's Deferred Compensation Accounts shall be paid (or payment shall commence) within a reasonable time following such event in the form of a lump sum or substantially equal annual installment as provided in the Participant's payment elections then in effect pursuant to Section 6.1. Any installment payments that remain unpaid following earlier commencement shall continue in accordance with the method in effect at such time.

          (b) Any portions of a Participant's Deferred Compensation Accounts as to which no payment election is in effect at the time a Participant's Active Service ceases after Retirement Age or due to Disability shall be paid in five substantially equal annual installments commencing within a reasonable time following such termination of Active Service.

          (c) The amount paid to a Participant pursuant to this Section 6.2 shall be as follows:

               (1) For a Cash Account, the number of dollars equal to the Cash Account balance as of the date of the cessation of Active Service.

               (2) For a Phantom Stock Unit Account, the number of dollars equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of cessation of such Active Service, multiplied by the Market Value of a share of Stock immediately preceding the date of the cessation of such Active Service.

               (3) If a Participant receives payment in installments, the Company shall calculate and credit interest until each payment date on the unpaid balance of such Participant's account at the rate specified in Section 5.4; however, if the Participant has elected to receive interest payments as provided in Section 5.4, such amount shall be less any interest payments received.

          (d) If a Participant whose Active Service ceased due to Disability again commences Active Service with the Company, installment payments pursuant to this Section 6.2 shall cease. The unpaid balance of the account shall then be credited to a Cash Account or Phantom Stock Unit Account, as elected by the Participant, which shall be maintained subject to the provisions of the Plan as if Active Service had never ceased. The amount credited to the Phantom Stock Unit Account shall be converted into a number of phantom stock units based upon the amount to be credited divided by the Market Value of a share of Stock immediately preceding the date of the credit.

     6.3 Early Termination of Active Service. Within a reasonable time following the cessation of a Participant's Active Service with the Company prior to Retirement Age for any reason other than Disability (including by reason of a Participant's death), and notwithstanding any election which the Participant has made under the Plan pursuant to Section 6.1, the Company will pay to such Participant or to the Participant's Beneficiary all amounts then credited to the Participant's Deferred Compensation Accounts (including any remaining unpaid installments with respect to distributions that previously had commenced pursuant to the Participant's payment elections under Section 6.1), in the form of a single lump sum determined in accordance with Section 6.2(c).

     6.4 Unforeseeable Hardship. Upon application by a Participant who is receiving payments in the form of installments following separation from Active Service on account of Disability, the Committee may direct payment in a lump sum of all or a portion of the remaining amounts credited to the Deferred
Compensation Accounts of such Participant in the event of Unforeseeable Hardship. Any such application must set forth the circumstances constituting such Unforeseeable Hardship. Notwithstanding the foregoing, the Committee may not direct payment of any amounts credited to the Deferred Compensation Accounts of a Participant to the extent that such Unforeseeable Hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise;
(b) by liquidation of the Participant's assets, to the extent that such liquidation would itself not cause severe financial hardship; or (c) by cessation of deferrals under the Plan. Any distribution due to Unforeseeable Hardship shall only be permitted to the extent reasonably needed to satisfy such hardship, and shall be made in the sole discretion of the Committee, both with respect to the determination as to whether an Unforeseeable Hardship exists and as to the amount distributable. In all cases, the requirements and standards set forth in Section 1.457-2(h) (4) and (5) of the Income Tax Regulations will govern the determinations of a Participant's eligibility for and the amount of any distributions under this Section 6.4.

     6.5 Withholding. All payments made pursuant to this Section 6 shall be reduced by the amount of any federal, state, or local income or other taxes required to be withheld by the Company or other payor.

     6.6 No Assignment or Alienation. The right to receive payment under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right shall be void. No payment or right to payment shall in any manner be liable for or subject to debts, contracts, liabilities or torts of the Participant or the Participant's Beneficiary.

     6.7 Change in Status.  Notwithstanding  the  foregoing  provisions  of this
Section 6, if a Senior Executive ceases to be a Senior Executive or if a Non-Employee Director ceases to be a Non-Employee Director (whether or not cessation of Active Service occurs), the Committee may disregard such Participant's payment election and may cause the amount credited to his Deferred Compensation Accounts to be paid to the Participant in a lump sum; provided, however, that the Participant shall have no right to receive payments under the Plan prior to the time specified in his or her payment election or as otherwise determined under Sections 6.1 through 6.4.

     6.8 Certain Further Deferral of Payments. Notwithstanding any other provisions of this Plan, to the extent that any amounts payable hereunder would not be deductible by the Company for federal income tax purposes on account of the limitations of Section 162(m) of the Internal Revenue Code, the Company may defer payment of such amounts to the earliest one or more subsequent calendar years in which the payment of such amounts would be deductible by the Company.

7.       Administration

     7.1 The Committee shall be the sole administrator of the Plan and will administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. However, no member of the Committee shall have the right to vote or decide upon any matter relating solely to himself or herself under the Plan or to vote in any case in which his or her individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board shall decide the matter in which he or she is disqualified; provided however, that if such disqualified Committee member is also a member of the Board, he or she shall be similarly disqualified from voting on or deciding the matter in his or her capacity as a member of the Incumbent Board.

     7.2 Each Participant will receive quarterly statements in such form as the Company deems desirable setting forth the balance standing to the credit of the Participant's Deferred Compensation Accounts.

8.       Beneficiary Designation

     8.1 Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due the Participant under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee with written acknowledgement of receipt.

     8.2 The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

     8.3 If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

9.       Claims, Inquiries and Appeals

     9.1 Any application or request for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Company at:

                           Providian Financial Corporation
                           201 Mission Street
                           San Francisco, CA  94105
                           Attention:  Chief Human Resources Officer

     9.2 In the event that any application for benefits is denied in whole or in part, the Company shall notify the applicant, in writing, of the denial of the application, and of the applicant's right to receive a review of such denial. The written notice of denial will be set forth in a manner designed to be understood by the individual, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material necessary for the individual to perfect the claim for benefits and an explanation of the Plan's review procedure.

     This written notice will be given to the individual within 90 days after the Company receives the application, unless special circumstances require an extension of time, in which case, the Company has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

     This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Company is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the review procedure described below.

     9.3 Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Committee within 60 days after the application is denied (or deemed denied). The Committee will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Committee at:

                           Human Resources Committee
                           c/o Chief Human Resources Officer
                           Providian Financial Corporation
                           201 Mission Street
                           San Francisco, CA  94105

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Committee may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

     9.4 The Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Committee will give prompt, written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Committee's decision is not given to the applicant within the time prescribed in this Section 9.4, the application will be deemed denied on review.

     9.5 The Committee may establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

     9.6 No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9.1 above, (ii) has been notified by the Company that the application is denied (or the application is deemed denied due to the Company's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9.3 above, and (iv) has been notified in writing that the Committee has denied the appeal (or the appeal is deemed to be denied due to the Committee's failure to take any action on the claim within the time prescribed by Section 9.4 above).

10.      Miscellaneous

     10.1 This Plan shall be effective June 11, 1997, with continuation thereafter contemplated, subject to review of its operation. However, this Plan shall at all times remain subject to amendment, modification or termination by action of the Committee or the Board; provided, however, in the event of termination, any amount held in a Participant's Deferred Compensation Accounts shall be distributed to the Participant in accordance with Section 6 hereof.

     10.2 This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

     10.3 This Plan shall be construed in accordance with and governed by the laws of the State of California, except to the extent that such laws are preempted by ERISA.

     10.4 In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Plan.

     10.5 Any notice of filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the chief human resources officer for the Company. Such notice shall be deemed given as of the date of delivery or, the postmark on the receipt for registration or certification.

     10.6 This Plan shall be binding upon the Company and its successors and assigns.

     10.7 In the event that any Participants subsequently are found to be ineligible under the Plan by reason of not being members of a select group of management or highly compensated employees within the meaning of Section 401(a)(1) of ERISA, according to a determination made by the United States Department of Labor, the Committee will take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.